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                                                                  Exhibit    4.3
















                                 OMNICARE, INC.


                         DIRECTOR STOCK PLAN FOR MEMBERS
                   OF THE COMPENSATION AND INCENTIVE COMMITTEE




















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                         DIRECTOR STOCK PLAN FOR MEMBERS
                   OF THE COMPENSATION AND INCENTIVE COMMITTEE

         Section 1. Purpose.

         The purposes of this Plan are to promote the long-term success of Omnicare, Inc. (the "Company") by providing financial incentives to Eligible Directors to increase stockholder value and to further identify the interests of Eligible Directors with those of stockholders of the Company. To accomplish the purposes of the Plan, the Board of Directors of the Company may grant Options and Stock Awards to Eligible Directors.

         Section 2. Definitions.

         "Board" means the Board of Directors of the Company.

         "Change of Control" shall mean the occurrence of one of the following events: (i) any Person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities; (ii) the merger or consolidation of the Company with or into another entity (or other similar reorganization), whether or not the Company is the surviving corporation, in which the stockholders of the Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity; (iii) the sale or other disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

         For purposes of this definition, a "Person" shall mean any individual, firm, company, partnership, other entity or group, but excluding the Company, its affiliates, any employee benefit plan maintained by the Company, or an underwriter temporarily holding securities pursuant to an offering of such securities.

                  For purposes of this definition, a Person shall be deemed the "beneficial owner" of any securities (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

                  For purpose of this definition, the term "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations




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promulgated by the Securities and Exchange Commission under the Securities
Exchange Act of 1934, as in effect on May 17, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the shares of common stock of the Company, with a par value of $1.00 each.

         "Company" means Omnicare, Inc., a Delaware corporation.

         "Eligible Director" means a director who is a member of the Compensation and Incentive Committee of the Board at the time a Stock Incentive is to be awarded.

         "Fair Market Value" means, as applied to any date, the average of the high and low sales prices of a share of Common Stock on the date when the value of a share is to be determined, as reported on the New York Stock Exchange-Composite Transactions Tape; or, if no sale of shares is reported on such date, then the next preceding date on which a sale occurred; or if the Common Stock is no longer listed on such exchange, the determination of such value shall be made by the Board in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

         "Option" means a right to purchase shares of Common Stock at a specified price which is granted under this Plan and is not qualified as an incentive option under Section 422 of the Code.

         "Stock Award" means an issuance or transfer of shares of Common Stock at the time the Stock Incentive is granted or as soon as thereafter as practicable, or an undertaking to issue or transfer such shares in the future.

         "Stock Incentive" means an Option or Stock Award granted under this Plan.

         Section 3. Grants of Stock Incentives.

     Subject to the provisions of this Plan, the Board may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Eligible Directors. Stock Incentives may be granted as Options, Stock Awards, or a combination of an Option and Stock Award.

         Section 4. Stock Subject to the Plan.

         (a) The total number of shares of Common Stock subject to Stock Incentives granted under this Plan shall not exceed 100,000 shares, subject to adjustment in accordance with Section 4(b) and increased by the number of shares that were forfeited within the meaning of this Section 4. The shares of Common Stock to be sold or awarded under this Plan may only be issued shares of Common Stock which have been acquired by the Company. For purposes of this Section 4, if any shares of Common Stock subject to a Stock Incentive shall not be delivered or transferred and shall cease to be deliverable or transferable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after delivery or transfer, be reacquired by the Company because of the Eligible Director's failure to comply with the terms and conditions of a Stock Incentive, then such shares shall constitute "forfeited" shares.



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         (b) In the event that any spinoff of assets, recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number of class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (b) the number and class of shares or other securities which haven not been determined or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, (d) the price to be paid by the Company for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company to reacquire such shares or other securities, and (e) the maximum number of shares with respect to which Options may be granted to any Eligible Director and the maximum number of shares which any Eligible Director may be paid pursuant to Stock Awards, shall in each case be equitably adjusted.

         Section 5. Stock Awards. Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

         (a) A Stock Award shall be granted for such lawful consideration as the Board may determined.

         (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Eligible Director and whether or not such shares are subject to restrictions which affect their value.

         (c) Shares of Common Stock subject to a Stock Award may be issued or transferred to the Eligible Director at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Board shall determine. In the event that any such issuance or transfer shall not be made to the Eligible Director at the time the Stock Award is granted, the Board may provide for payment to such Eligible Director, either in cash or in shares of Common Stock from time to time or at the time or times such shares shall be issued or transferred to such Eligible Director, of amounts not exceeding the dividends which would have been payable to such Eligible Director in respect of such shares (as adjusted under Section 4(b)) if they had been issued or transferred to such Eligible Director at the time such Stock Award was granted. Any amount payable in shares of Common Stock under the terms of a Stock Award may, at the discretion of the Board, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

         (d) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Board shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent




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otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Board shall determine, provided such written instrument is consistent with this Plan and incorporates it by reference.

         (e) In the event the holder of shares of Common Stock subject to a Stock Award dies prior to the time such shares are no longer subject to forfeiture pursuant to the terms of the Stock Award, the estate of such holder may retain such shares subject to the restrictions set forth in the Stock Award.

         Section 6. Options. Stock Incentives in the form of Options shall be subject to the following provisions:

         (a) Upon the exercise of an Option, the purchase price shall be paid in cash or, unless otherwise provided by the Board (and subject to such terms and conditions as are specified in the Option or by the Board), in shares of Common Stock delivered to the Company by the optionee or by the withholding of shares issuable upon exercise of the Option or in a combination of such payment methods. Shares of Common Stock thus delivered or withheld shall be valued at their Fair Market Value on the date of the exercise. The purchase price per share shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

         (b) Each Option shall be exercisable in full or in part not less than six months after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Board shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Board, provided, however, no such modifications of an outstanding Option by the Board shall, without the consent of the optionee, adversely affect any Option theretofore granted to him.

         (c) An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be a director of the Company unless the optionee ceased to be a director due to disability, death, or resignation from the office of director with the consent of the Board. If the optionee ceases to be a director due to disability, death, or resignation from the office of director with the consent of the Board, the option may be exercised at anytime within 15 months after the optionee ceased to be a director. Where an Option may be exercised after the optionee ceases to be a director, the Option may be exercised for any or all shares that are subject to the Option. Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed 11 years. Where an Option is granted for a term of less than 11 years, the Board may, at any time prior to the expiration of the Option, extend its terms for a period ending not later than 11 years from the date the Option was granted. Such an extension shall not be deemed the grant of an Option under this Plan.

         (d) Options shall be granted for such lawful consideration as the Incentive Committee shall determine.



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         (e) The Company may not directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Common Stock issued or transferred upon the exercise of an Option.

         (f) No option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974), provided, however, the Board may by written action permit any holder of an Option, either before or after the time of grant, to transfer the Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any option granted under any plan of the Company. The transferee of an Option shall be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer. The Board may impose on any transferable Option and on the shares of Common Stock to be issued upon the exercise of the Option such limitations and conditions as it deems appropriate. If so provided in the Option or if so authorized by the Board and subject to such terms and conditions as are specified in the Option or by the Board, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the aggregate purchase price of such shares, or
(ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

         (g) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions and shall be in such form, as the Board may determine, provided the Option is consistent with this Plan and incorporates it by reference.

         (h) Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Board, by the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee, or in any combination thereof, or in such other form as the Board may authorize from time to time. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date they are surrendered to the Company or authorized to be withheld.

         Section 7. Acceleration. In the event of a Change in Control, any Stock Incentives which have been outstanding hereunder shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Board at the time the Stock Incentive was granted, which permits all or any part of the Stock Incentive to vest only after the lapse of time or other conditions to vesting), and shall remain exercisable until the expiration of the original term of the Stock Incentive (without regard to any early termination provisions of the Plan or the written instrument evidencing the Stock Incentive).

         Section 8. Term. This Plan shall be deemed adopted on the date it is approved by the Board and shall remain in effect until such time as it is terminated by the Board.

         Section 9. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include



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authority (within the limitations described herein) to prescribe the form of agreements embodying awards of Options and Stock Awards made under the Plan. The Board shall, subject to the provisions of the Plan, grant Options and Stock Awards under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

         Section 10. General Provisions.

         (a) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Company, have been complied with. In connection with any such issuance or transfer the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

         (b) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with any Stock Incentive.

         Section 11. Amendment. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations. No amendment of the Plan shall materially and adversely affect any right of any optionee or grantee of a Stock Award without the optionee's or grantee's written consent.





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